                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Centocor, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                CENTOCOR, INC.

                          MALVERN, PENNSYLVANIA 19355

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 May 14, 1999

                               ----------------

TO THE SHAREHOLDERS:

  The annual meeting of shareholders of Centocor, Inc. will be held at the Company's principal executive office, 200 Great Valley Parkway, Great Valley Corporate Center, Malvern, Pennsylvania, on May 14, 1999, at 10:00 a.m. for the following purposes:

    1. To elect ten members of the Board of Directors, each to serve until the next annual meeting.

    2. To vote on the approval of the adoption of the Amended and Restated 1989 Non-Employee Directors' Non-Qualified Stock Option Plan (1999).

    3. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed March 12, 1999 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock of record of the Company at the close of business on March 12, 1999 will be entitled to notice of and to vote at the meeting.

  Please complete, date and sign the enclosed proxy and return it in the enclosed envelope promptly. If you attend the meeting, you may vote in person.

                                          George D. Hobbs
                                          Secretary

April 1, 1999

                                CENTOCOR, INC.

                                PROXY STATEMENT

                                 INTRODUCTION

  The accompanying proxy is solicited by the Board of Directors of Centocor, Inc., 200 Great Valley Parkway, Great Valley Corporate Center, Malvern, Pennsylvania 19355. Copies of this Proxy Statement and the accompanying proxy are first being mailed on or about April 1, 1999 to the holders of record of Common Stock on March 12, 1999. A proxy may be revoked by a shareholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person, or by returning a later dated proxy. The expense of this solicitation will be paid by the Company. Some of the officers and employees of the Company may solicit proxies personally and by telephone. The Company may also use the services of D.F. King & Co., Inc. to aid in the solicitation of proxies at an anticipated fee of $6,000.

  Holders of Common Stock of record at the close of business on March 12, 1999 will be entitled to vote at the meeting. On that date, the Company had 70,895,495 shares of common stock, par value $.01 per share, outstanding (the "Common Stock"). Each shareholder is entitled to cast one vote per share on all items of business properly presented at the meeting, except that shareholders have cumulative voting rights with respect to the election of directors, as described below. Under Pennsylvania law and the by-laws of the Company, the presence of a quorum is required to transact business at the meeting. The presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum. Proxies received with votes withheld or abstentions will be counted in determining the presence of a quorum, but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted. As a result, votes withheld, abstentions and broker non-votes will have no impact on any matter submitted to the shareholders for a vote, assuming a quorum is present for such matter.

  Shareholders have cumulative voting rights with respect to the election of directors. Each shareholder is entitled to cast the number of votes in the election of directors that is equal to the number of shares of Common Stock held by such shareholder on the record date, multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute votes among nominees as the shareholder sees fit. The ten nominees for director receiving the highest number of votes cast by shareholders entitled to vote thereon will be elected to serve on the Board of Directors.

                             ELECTION OF DIRECTORS
                             (Proxy Item Number 1)

  Ten directors are to be elected at the annual meeting of shareholders to serve one-year terms until the 2000 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of Anthony B. Evnin, William F. Hamilton, David P. Holveck, Antonie T. Knoppers, Ronald A. Matricaria, Hubert J.P. Schoemaker, Joseph C. Scodari, Richard D. Spizzirri, Lawrence Steinman and Jean C. Tempel, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. All of the nominees are currently directors of the Company. The persons named in the proxy will have the right to vote cumulatively and to distribute their votes among such nominees as they consider advisable. All the nominees have informed the Board of Directors that they are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

  The following table sets forth, as of March 12, 1999, information as to the nominees, including their recent employment, positions with the Company, if any, other directorships and age.

                Name, Age, Principal Occupations and Businesses                  Director
             During Last Five Years and Other Current Directorships               Since
             ------------------------------------------------------              --------
Anthony B. Evnin, Ph.D., 58.....................................................   1980
 General Partner of Venrock Associates, a venture capital limited partnership.
 Director, AXYS Pharmaceuticals, Inc., Opta Food Ingredients, Inc., Ribozyme
 Pharmaceuticals, Inc. and Triangle Pharmaceuticals, Inc.

William F. Hamilton, Ph.D., 59..................................................   1985
 Landau Professor of Management and Technology at the Wharton School of the
 University of Pennsylvania. Director, Digital Lightwave, Inc., Hunt
 Manufacturing Co., Marlton Technologies, Inc. and Neose Technologies, Inc.

David P. Holveck, 53............................................................   1994
 Chief Executive Officer of the Company since January 1998; President and Chief
 Executive Officer of the Company from November 1992 to December 1997;
 President and Chief Operating Officer from April 1992 to October 1992; and
 Executive Vice President and President--Diagnostics Division from December
 1988 to April 1992. Director, CV Therapeutics.

Antonie T. Knoppers, M.D., 84...................................................   1986
 Self-employed business consultant. Former President, Chief Operating Officer and Vice Chairman, Merck & Co., Inc., a research-based health products company. Director, Agouron Pharmaceuticals, Inc.

Ronald A. Matricaria, 56........................................................   1994
 Chairman of the Board of St. Jude Medical, Inc., a medical products company, since 1995 and Chief Executive Officer from April 1993 to May 5, 1999. From
 1970 to 1993, Mr. Matricaria was employed by Eli Lilly and Company, Inc., a research-based pharmaceutical company, where he served in a variety of capacities, including President of the Medical Devices and Diagnostics
 Division and Executive Vice President of the Pharmaceutical Division and
 President of its North American operations. Director, Ceridian, Inc., St. Jude
 Medical, Inc. and Health Industry Manufacturers Association.

Hubert J.P. Schoemaker, Ph.D., 48...............................................   1983
 Chairman of the Board of the Company since November 1987; Chief Executive
 Officer of the Company from November 1987 to October 1992; President of the
 Company from 1983 to 1987. Director, Safeguard Scientifics, Inc., University
 City Science Center and Melmark Home.

Joseph C. Scodari, 46...........................................................   1998(/1/)
 President and Chief Operating Officer of the Company since January 1, 1998;
 Executive Vice President and President--Pharmaceutical Division from April
 1996 to December 1997. Mr. Scodari was previously employed by Rhone-Poulenc
 Rorer Pharmaceuticals. Director, Pharmacyclics, Inc.

Richard D. Spizzirri, 66........................................................   1994
 Senior Counsel to the law firm of Davis Polk & Wardwell since January 1995;
 Partner, Davis Polk & Wardwell from 1967 to 1994. Director, SUGEN, Inc.


--------
(1) In accordance with Section 3.4 of the Company's by-laws, in 1998, Mr. Scodari was elected to the Board by a majority of directors, thereby increasing the number of directors on the Board to ten.

                Name, Age, Principal Occupations and Businesses                  Director
             During Last Five Years and Other Current Directorships               Since
             ------------------------------------------------------              --------
Lawrence Steinman, M.D., 51.....................................................   1991
 Professor of Immunology, Weizmann Institute of Science, Rehovot, Israel since
 1994; Professor of Neurology and Neurological Sciences and Pediatrics,
 Stanford University School of Medicine since 1991; Associate Professor of
 Neurology, Pediatrics and Genetics, Stanford University School of Medicine
 from 1985 to 1991.

Jean C. Tempel, 55..............................................................   1993
 Venture Partner of Internet Capital Group, Inc. and Special Limited Partner of
 TL Ventures since June 1996; General Partner, TL Ventures, since November
 1993; President and Chief Operating Officer of Safeguard Scientifics, Inc.
 from January 1992 to November 1993. Director, Sonesta International Hotels,
 Inc., Marathon Technologies, Aberdeen Group, and XL Vision; and Trustee,
 Scudder-Kemper family of mutual funds.

  With respect to the election of Directors (Proxy Item 1), the Board of Directors recommends a vote FOR the election of all nominees.

Committees Of The Board Of Directors

  The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Audit Committee, consisting of Dr. Evnin, Dr. Hamilton and Ms. Tempel, met twice during 1998. No member of the Audit Committee is a member of the Company's management. The Audit Committee is responsible for determining the adequacy of the Company's internal accounting and financial controls. The Compensation Committee, consisting of Dr. Evnin, Dr. Hamilton, Dr. Knoppers and Mr. Matricaria, met twice during 1998. The Compensation Committee is responsible for reviewing matters pertaining to the compensation of the executive officers of the Company. The Corporate Governance and Nominating Committee was formed in 1996 to oversee the Company's compliance with its Code of Legal and Ethical Conduct (the "Code"), which was adopted by the Company in 1996, and to nominate individuals, other than incumbent directors, for election to the Company's Board of Directors. The Corporate Governance and Nominating Committee, consisting of Mr. Matricaria, Mr. Spizzirri and Dr. Steinman, met once during 1998. The Corporate Governance and Nominating Committee will consider written recommendations by shareholders of the Company for nominees for election as directors of the Company, provided each recommendation, together with such information about the nominee as would be required to be included in a proxy statement with respect to the election of the nominee under the proxy solicitation rules of the Securities and Exchange Commission, is received by the Secretary of the Company, in the case of an annual meeting of shareholders, not later than the date specified in the most recent proxy statement of the Company as the date by which shareholder proposals for consideration at the next annual meeting of shareholders must be received, and, in the case of a special meeting of shareholders at which directors of the Company are to be elected, not later than the tenth day after the date of the notice of such meeting.

Board Meetings And Attendance Of Directors

  The Board of Directors held six meetings during 1998. Each of the directors attended at least 75% of the aggregate of all meetings of the Board and of all committees of which he or she was a member during 1998.

Compensation Of Directors

  During 1998, each director who was not an employee of the Company was compensated in the amount of $1,500 for each of four Board of Directors' meetings attended at the Company's Malvern, Pennsylvania offices and $500 for each of two Board of Directors' meetings held by telephonic conference call. Each director who was not an employee of the Company was also granted options to purchase 10,000 shares of the Company's Common Stock during 1998 and received a retainer fee of $10,000. Options are granted to the Company's directors with an exercise price equal to the closing price of the Company's Common Stock on the date of grant.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of March 12, 1999 the following are known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock. In preparing the table shown below, the Company has relied, without further investigation, on the information contained in the copy of Schedule 13G delivered to it by the persons listed below. The information contained in this table should be read in conjunction with the related footnotes.

Name and Address of                               Number of Shares of Percent of
Beneficial Owner(/1/)                              Common Stock(/1/)    Class
---------------------                             ------------------- ----------
Putnam Investments, Inc.(/2/)....................   5,567,287(/2/)       7.9%
 One Post Office Square
 Boston, Massachusetts 02109

--------

(1) Under the rules of the Securities and Exchange Commission (the "Commission"), a person is deemed to be the beneficial owner of securities if such person has, or shares, "voting power" (which includes the power to vote, or to direct the voting of, such securities) or "investment power" (which includes the power to dispose, or direct the disposition, of such securities). Under those rules, more than one person may be deemed the beneficial owners of the same securities. The information set forth in the above table includes all shares of Common Stock of the Company over which the above persons individually or together share voting power or investment power adjusted, however, to eliminate the reporting of shares more than once in order not to overstate the aggregate beneficial ownership of such persons.

(2) Based on a Schedule 13G dated March 9, 1999 filed by Putnam Investments, Inc. pursuant to Rule 13d-1(b)(ii)(G) under the Securities Exchange Act of 1934 ("Exchange Act") as a parent holding company of Putnam Investment Management, Inc., reporting beneficial ownership of 5,331,244 shares, and of The Putnam Advisory Company, Inc., reporting beneficial ownership of 236,043 shares.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of March 12, 1999, the number of shares and percentage of the Company's Common Stock beneficially owned by each director, each executive officer named in the Summary Compensation Table in this Proxy Statement, and all directors and executive officers as a group.

                                                          Percentage of Common
                                      Number of Shares    Stock Outstanding if
Name                               Beneficially Owned (1)   Greater Than 1%
----                               ---------------------- --------------------
Anthony B. Evnin..................         149,152
William F. Hamilton...............         125,374
David P. Holveck..................         722,375                1.02%
Antonie T. Knoppers...............         143,232
Ronald A. Matricaria..............          46,700
Hubert J.P. Schoemaker............         605,021
Joseph C. Scodari.................         125,425
Richard D. Spizzirri..............         131,644
Lawrence Steinman.................          36,600
Jean C. Tempel....................          65,450
Martin R. Page....................         158,514
Dominic J. Caruso.................          29,575
All directors and executive
 officers as a group..............       2,343,312                 3.3%

--------
(1) Includes shares which the individual named in the table has the right to acquire, on or before May 14, 1999, through the vesting of awards under the Company's 1983 Restricted Common Stock Award Plan (the "1983 Award Plan") or the exercise of stock options under the Company's 1987 Non-Qualified Stock Option Plan or 1989 Non-Employee Directors' Non-Qualified Stock Option Plan, as follows: Anthony B. Evnin--84,200; William F. Hamilton--114,200; David P. Holveck--631,000; Antonie T. Knoppers-- 124,200; Ronald A. Matricaria--46,700; Hubert J.P. Schoemaker--273,750; Richard D. Spizzirri--39,200; Lawrence Steinman--36,600; Jean C. Tempel-- 42,750; Joseph C. Scodari--107,500; Martin R. Page--178,150; Dominic J. Caruso--23,875; and all directors and executive officers as a group-- 1,672,125.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Commission. The Commission's rules also require such reporting persons to furnish the Company with a copy of all Section 16(a) forms they file.

  Based solely upon a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company during its most recent fiscal year or any written representations from reporting persons that Form 5 is not required to be filed, the Company believes that reporting persons filed on a timely basis all reports required by Section 16(a) during the fiscal year ended December 31, 1998.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The executive officers of the Company, who are elected to serve at the discretion of the Board of Directors, are as follows:

Name                            Age                    Position
----                            ---                    --------
David P. Holveck...............  53 Chief Executive Officer
Joseph C. Scodari..............  46 President and Chief Operating Officer
Martin R. Page.................  54 Senior Vice President--Worldwide Regulatory
                                    Affairs and Quality Assurance
Dominic J. Caruso..............  41 Senior Vice President and Chief Financial
                                    Officer
Christopher C. Hentschel.......  46 Senior Vice President and Chief Scientific
                                    Officer

--------
  Mr. Holveck has been associated with Centocor since June 1983, as Chief Executive Officer since January 1998, as President and Chief Executive Officer from November 1992 to December 1997, as President and Chief Operating Officer from April 1992 to October 1992, and as Executive Vice President and President--Diagnostics Division from December 1988 to April 1992.

  Mr. Scodari has been associated with Centocor since April 1996, as President and Chief Operating Officer since January 1998, and as Executive Vice President and President--Pharmaceutical Division from April 1996 to December 1997. Previously, Mr. Scodari was employed by Rhone-Poulenc Rorer Pharmaceuticals (RPR). Mr. Scodari joined RPR in 1989 as Vice President of Marketing and Business Development, and later served as Vice President and General Manager--U.S. Pharmaceuticals, Senior Vice President and General Manager--North America Ethicals, and most recently as Senior Vice President and General Manager--The Americas.

  Mr. Page has been associated with Centocor since September 1987, as Senior Vice President--Regulatory Affairs and Quality Assurance since March 1994, as Senior Vice President--Worldwide Regulatory Affairs from August 1992 to March 1994, as Vice President--Worldwide Regulatory Affairs from June 1990 to August 1992, and as Vice President--International Regulatory Affairs from September 1987 to June 1990.

  Mr. Caruso has been associated with Centocor since November 1985, as Senior Vice President and Chief Financial Officer since January 1998, as Vice President--Finance and Chief Financial Officer from December 1994 to December 1997, and as Vice President and Corporate Controller from January 1991 to November 1994. Additionally, from January 1997 to July 1997, Mr. Caruso served as the Company's Acting General Manager--Diagnostics Division.

  Dr. Hentschel has been associated with Centocor since January 1998, as Senior Vice President and Chief Scientific Officer. Previously, Dr. Hentschel was employed by the United Kingdom Medical Research Council Collaborative Center where he served as Chief Executive from June 1990.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

                  Report Of Board Of Directors' Compensation
                      Committee On Executive Compensation

  The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, is responsible for establishing and reviewing the compensation of the Company's executive officers.

Executive Compensation Policies

  The Company's executive compensation programs are designed to attract and retain experienced and well-qualified executive officers who will enhance the performance of the Company and build shareholders' equity. The Company's executive compensation packages generally include four components: base salary; a discretionary annual cash bonus; stock options and restricted stock awards; and executive benefits.

  In setting the compensation level for executive officers, the Committee is guided by the following considerations:

  --compensation levels should be competitive with compensation generally being paid to executives in the pharmaceutical and biotechnology industries to ensure the Company's ability to attract and retain superior executives;

  --a significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely shareholders and executive interests and to encourage stock ownership by executive officers; and

  --each individual executive officer's compensation should reflect the performance of the Company as a whole, the performance of the officer's business unit, if applicable, and the performance of the executive officer.

Base Salary

  An executive's base salary is determined by the Company's overall performance, the responsibility of the particular position, and an assessment of his/her performance against his/her individual responsibilities and objectives, including, where appropriate, the impact of such performance on the business results of the Company. The Committee also may consider non-financial indicators, including, but not limited to, strategic developments for which an executive officer has responsibility and intangible elements of managerial performance. Executive officer salaries are generally reviewed annually and adjusted on a calendar year basis based upon these considerations.

Annual Cash Bonus

  The Committee may make cash awards to executive officers based on certain financial and non-financial indicators of corporate performance. An individual executive's annual bonus is a percentage of his/her base salary determined by the executive's job level and scope of responsibility.

  Based on the Company's performance in 1998, the Committee awarded cash bonuses to its executive officers with respect to such year.

Stock Options And Restricted Stock Awards

  The Committee may grant stock options and/or restricted stock awards to executive officers. The Committee sets guidelines for the number of stock options granted or shares awarded, based on the Company's performance and the targeted value of each executive's overall compensation package. In setting such guidelines, the Committee evaluates the long-term incentive packages offered to the Company's executives in relation to the long-term incentive packages other biotechnology companies which the Committee considers to be in the Company's peer group offer their executives. The Committee considers the Company's peer group to be: Amgen Inc., Biogen, Inc., Genentech, Inc., Genzyme Corporation and Chiron Corporation.

  The Committee granted certain executive officers stock options in 1998 as an incentive for future performance.

Executive Benefits

  In order to provide an attractive package for executive officers, thereby enabling the Company to attract and retain necessary executive talent, the Company often supplements the standard benefits package offered to all employees with special executive benefits.

Compensation Of The Chief Executive Officer

  Mr. Holveck's 1998 compensation consisted of base salary, a cash bonus, stock options and executive benefits.

  In view of Mr. Holveck's responsibility and seniority, the Committee set his 1998 base salary at $496,923, to be competitive with base salaries paid to other executives in the biotechnology industry with similar responsibilities and seniority. Based on his achievement of certain objectives, in 1998 the Committee granted Mr. Holveck a cash bonus of $354,000 and options to purchase 85,000 shares of Common Stock. These option grants, together with prior grants and awards, reflect the Committee's policy of encouraging long-term performance and promoting executive retention while further aligning management's and shareholders' interest in the performance of the Company's Common Stock.

Compliance With Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code, applicable in tax years beginning on or after January 1, 1994, generally disallows a tax deduction to publicly-held companies for annual compensation in excess of $1 million earned by the chief executive officer or any of the other four highest compensated officers. The deduction limit does not apply, however, to performance-based compensation that satisfies certain requirements. The Committee does not anticipate that in the foreseeable future any officer of the Company will earn compensation in excess of $1 million that would not qualify as performance-based compensation. Therefore, the Committee has not yet determined a policy with respect to Section 162(m). The Committee intends to review the implications to Section 162(m) when it becomes more relevant with respect to the Company's executive compensation policies.

                                          The Compensation Committee

                                          Dr. Anthony B. Evnin
                                          Dr. William F. Hamilton
                                          Dr. Antonie T. Knoppers
                                          Mr. Ronald A. Matricaria

                Summary Of Cash And Certain Other Compensation

  The following table sets forth, for the fiscal years ended December 31, 1998, 1997, and 1996, the cash compensation paid by the Company, as well as certain other compensation paid with respect to those years, to the chief executive officer and each of the four other most highly compensated policy making principals of the Company in all capacities in which they served. Cash bonuses are stated in the year for which they are awarded, whether paid or accrued.

                          SUMMARY COMPENSATION TABLE

                                  Annual                         Long-Term
                               Compensation                     Compensation
                          ----------------------- ----------------------------------------
                                                                   Awards
                                                  ----------------------------------------
                                                                  Securities
Name and                                            Restricted    Underlying   All Other
Principal                                         Stock Award(s) Options/SARs Compensation
Position                  Year Salary($) Bonus($)    ($)(/1/)      (#)(/2/)     ($)(/3/)
---------                 ---- --------- -------- -------------- ------------ ------------
David P. Holveck........  1998 $496,923  $354,000   $        0      85,000      $11,707
 Chief Executive Officer  1997 $399,623  $154,500   $        0      80,000      $10,419
                          1996 $384,500  $144,750   $1,035,000     100,000      $ 6,934

Hubert J.P. Schoemaker..  1998 $429,077  $      0   $        0      83,000      $11,022
 Chairman of the Board    1997 $399,624  $154,500   $        0      85,000      $10,435
                          1996 $385,700  $144,750   $1,035,000     100,000      $ 6,997

Joseph C. Scodari.......  1998 $356,760  $226,562   $        0      42,900      $ 9,859
 President and Chief      1997 $311,093  $110,236   $        0      55,000      $ 8,911
 Operating Officer        1996 $213,500  $115,000   $2,267,500     155,000      $ 4,124

Martin R. Page..........  1998 $226,432  $ 74,131   $        0      19,900      $ 7,891
 Senior Vice President--  1997 $217,765  $ 49,536   $        0      21,800      $ 7,531
 Worldwide Regulatory     1996 $209,900  $ 47,250   $  172,500      25,000      $ 5,080
 Affairs and Quality
 Assurance

Dominic J. Caruso.......  1998 $211,945  $102,144   $        0      21,300      $ 7,978
 Senior Vice President    1997 $184,542  $ 72,874   $        0      18,500      $ 7,098
 and Chief Financial
  Officer                 1996 $161,200  $ 37,800   $  172,500      25,000      $ 4,586

--------
(1) Of the 30,000 shares awarded to Mr. Holveck under the 1983 Award Plan during the three fiscal years ended December 31, 1998, 25% vest each year for four consecutive years beginning one year from the date of grant. At December 31, 1998, Mr. Holveck held unvested awards under the 1983 Award Plan for an aggregate of 22,500 shares with a market value of $1,015,313.

  Of the 30,000 shares awarded to Dr. Schoemaker under the 1983 Award Plan during the three fiscal years ended December 31, 1998, 25% vest each year for four consecutive years beginning one year from the date of grant. At December 31, 1998, Dr. Schoemaker held unvested awards under the 1983 Award Plan for an aggregate of 22,500 shares with a market value of $1,015,313.

  Of the 65,000 shares awarded to Mr. Scodari under the 1983 Award Plan during the three fiscal years ended December 31, 1998, 25% vest each year for four consecutive years beginning one year from the date of grant. At December 31, 1998, Mr. Scodari held unvested awards under the 1983 Award Plan for an aggregate of 32,500 shares with a market value of $1,466,563.

  Of the 5,000 shares awarded to Mr. Page under the 1983 Award Plan during the three fiscal years ended December 31, 1998, 25% vest each year for four consecutive years beginning one year from the date of grant. At December 31, 1998, Mr. Page held unvested awards under the 1983 Award Plan for an aggregate of 5,000 shares with a market value of $225,625.

  Of the 5,000 shares awarded to Mr. Caruso under the 1983 Award Plan during the three fiscal years ended December 31, 1998, 25% vest each year for four consecutive years beginning one year from the date of grant. At December 31, 1998, Mr. Caruso held unvested awards under the 1983 Award Plan for an aggregate of 5,000 shares with a market value of $225,625.

  The vesting of all the foregoing unvested shares may be accelerated under certain events constituting a change in control of the Company. With respect to restricted stock awards, shares of Common Stock are not issued prior to the vesting of an award. The holder of unvested restricted stock awards has no rights as a shareholder of the Company, including no right to receive dividends. The Company has not paid any dividends on its Common Stock and does not expect to pay any dividends in the foreseeable future.

(2) All of the options granted to Mr. Holveck, Dr. Schoemaker, Mr. Scodari, Mr. Page and Mr. Caruso in the two fiscal years ended December 31, 1997 were granted in tandem with limited stock appreciation rights ("LSARs"). LSARs were not granted with options in the fiscal year ended December 31, 1998. LSARs may be exercised only upon the occurrence of certain events constituting a change in control of the Company, only during the 30-day period following shareholder approval of any such event (but may not in any event be exercised for six months after the date of grant of the
    LSAR), and will be exercisable only if and to the extent that the options to which they relate are exercisable. For each share for which an LSAR is exercised, the optionee will receive an amount in cash equal to the difference between (1) the exercise price per share of the option to which the LSAR relates and (2) the fair market value per share of the Common Stock issuable upon exercise of the option on the date the LSAR is exercised.

(3) All of such amounts constitute contributions made by the Company to the Company's Qualified Savings and Retirement Plan for the accounts of the named principals.

                  Stock Options And Stock Appreciation Rights

  The following table sets forth information concerning the grant of stock options under the Company's 1987 Non-Qualified Stock Option Plan to the principals named in the Summary Compensation Table during the fiscal year ended December 31, 1998:

                       Option Grants In Last Fiscal Year

                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                               Annual Rates of
                                                                                 Stock Price
                                                                              Appreciation for
                                          Individual Grants                      Option Term
                          ------------------------------------------------- ---------------------
                           Number of    % of Total
                          Securities     Options
                          Underlying    Granted to    Exercise
                            Options     Employees       Price    Expiration
Name                      Granted (#) in Fiscal Year ($/Sh)(/1/) Date(/2/)    5% ($)    10% ($)
----                      ----------- -------------- ----------- ---------- ---------- ----------
David P. Holveck........  83,000(/3/)     5.41%       $35.9375    12-4-08   $1,875,875 $4,753,835
                           2,000(/4/)     0.13%       $37.4375    06-1-08   $   47,088 $  119,331
Hubert J.P. Schoemaker..  83,000(/3/)     5.41%       $35.9375    12-4-08   $1,875,875 $4,753,835
Joseph C. Scodari.......  42,900(/3/)     2.79%       $35.9375    12-4-08   $  969,579 $2,457,103
Martin R. Page..........  19,900(/3/)     1.30%       $35.9375    12-4-08   $  449,758 $1,139,775
Dominic J. Caruso.......  21,300(/3/)     1.39%       $35.9375    12-4-08   $  481,399 $1,219,960

--------
(1) The price payable upon exercise of options may be paid in cash, property, services rendered, or, under certain circumstances, in shares of the Company's Common Stock having a fair market value equal on the date of exercise to the exercise price, or any combination thereof.

(2) Each of the options generally expires upon the earlier of six months after the employee's termination of employment or the expiration date noted above.

(3) Such options will first become exercisable as to one-quarter of the option shares on December 4, 1999. The remainder will become exercisable as to one-quarter of the option shares on December 4, 2000, one-quarter of the option shares on December 4, 2001 and one-quarter of the option shares on December 4, 2002. The exercisability of all of the options will accelerate upon the occurrence of certain events constituting a change in control of the Company.

(4) Such options will first become exercisable as to one-quarter of the option shares on June 1, 1999. The remainder will be exercisable as to one-quarter of the option shares on June 1, 2000, one-quarter of the option shares on June 1, 2001, and one-quarter of the option shares on June 1, 2002. The exercisability of all of the options will accelerate upon the occurrence of certain events constituting a change in control of the Company

  The following table sets forth information with respect to option exercises during the fiscal year ended December 31, 1998 and the unexercised options and LSARs held by each of those principals as of the end of such fiscal year:

           Aggregated Option/LSAR Exercises In Last Fiscal Year And
                      Fiscal Year-End Option/LSAR Values

                                                        Number of Securities       Value of Unexercised
                                                       Underlying Unexercised          In-the-Money
                                                           Options/LSARs             Options/LSARs at
                                                           at FY-End (#)                FY-End ($)
                                                     -------------------------- --------------------------
                             Shares        Value
                          Acquired on    Realized
Name                      Exercise (#)      ($)      Exercisable  Unexercisable Exercisable  Unexercisable
----                      ------------ ------------- ------------ ------------- ------------ -------------
David P. Holveck........     17,000    $  741,436.90 608,500(/1/) 217,500(/2/)  7,474,625.00 2,679,812.50
Hubert J.P. Schoemaker..    150,000    $4,152,968.75 293,750(/1/) 219,250(/3/)  4,020,781.25 2,706,156.25
Joseph C. Scodari.......     15,000    $  238,593.75  76,250(/1/) 161,650(/4/)    793,281.25 1,645,237.50
Martin R. Page..........          0    $           0 171,900(/5/)  55,000(/6/)  5,539,631.25   692,850.00
Dominic J. Caruso.......     14,750    $  381,640.63  20,125(/7/)  51,925(/8/)    270,890.63   616,678.13

--------
(1) All of such options were granted in tandem with LSARs.

(2) 132,500 of such options were granted in tandem with LSARs.

(3) 136,250 of such options were granted in tandem with LSARs.

(4) 118,750 of such options were granted in tandem with LSARs.

(5) 116,700 of such options were granted in tandem with LSARs.

(6) 35,100 of such options were granted in tandem with LSARs.

(7) 17,625 of such options were granted in tandem with LSARs.

(8) 26,875 of such options were granted in tandem with LSARs.

Performance Graph

  The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended December 31, 1998 with the cumulative total return on the Nasdaq Stock Market Index (U.S. and Foreign Companies), the Nasdaq Pharmaceutical Stock Total Return Index and the Hambrecht & Quist Biotechnology Index.(/1/) The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and further assumes reinvestment of dividends. The Company did not declare or pay any dividends during the comparison period.

                        Performance Graph Appears Here

                                      Fiscal Year Ending
                           ----------------------------------------
                           1993   1994   1995   1996   1997   1998
                           ----- ------ ------ ------ ------ ------
   Centocor                100.0 139.79 265.59 307.53 286.02 388.17
   H&Q Biotechnology       100.0  95.00 161.59 149.10 150.92 229.82
   Nasdaq Market Index     100.0  97.75 138.26 170.01 208.30 293.52
   Nasdaq Pharmaceuticals  100.0  75.26 138.04 138.47 142.98 182.77

Transactions Involving Management

  At various times in 1998, various executive officers were awarded and vested in shares awarded pursuant to the 1983 Award Plan, and were granted and exercised options pursuant to the 1987 Non-Qualified Stock Option Plan.
--------
(1) The Company has elected to use the Nasdaq Pharmaceutical Stock Total Return Index as its new peer group index in place of the Hambrecht & Quist Biotechnology Index, which has been used in previous years, because the Nasdaq Pharmaceutical Stock Total Return Index reflects the total return on investments including dividends. The Hambrecht & Quist Biotechnology Index is included in this year's Performance Graph for purposes of comparison.

  The Company has arrangements with all executive officers other than Mr. Holveck pursuant to which each will receive severance payments of twelve months compensation in certain cases in the event of termination of his employment by the Company. The Company has an arrangement with Mr. Holveck pursuant to which he will receive a lump-sum payment of twelve months compensation in certain cases in the event of termination of his employment by the Company.

  In addition, the Company has entered into severance agreements with certain members of senior management, including all of the named executive officers. The agreements with the named executive officers provide for certain payments in the event the individual's employment with the Company is terminated by the Company other than for "cause" (as defined in such agreements) or by the individual for "good reason" (as defined in such agreements), in each case within twenty-four months following a "change in control" (as defined in such agreements) of the Company. The principal benefits under the agreements with the named executive officers consist of (i) a lump sum severance payment equal to three times the individual's salary and bonus, (ii) a lump sum payment in lieu of Company contributions that would have been made on the individual's behalf to the Company's savings plan had the individual's employment continued for three additional years and (iii) continuation of life, disability, accident and health insurance benefits for a period of three years following such termination of employment. Under certain circumstances, the amount payable under these agreements is reduced to avoid the imposition of any tax under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). If the payments are not so reduced, an additional payment is made to the individual to indemnify for any such tax.

  The terms of currently unexercisable options for an aggregate of 2,062,406 shares and currently unvested restricted stock awards for an aggregate of 100,000 shares granted to all executive officers and certain other employees of the Company provide for the acceleration of the exercisability of such options and the vesting of such common stock awards upon the occurrence of certain events constituting a change in control of the Company.

                   APPROVAL OF THE AMENDMENT AND RESTATEMENT
               OF THE 1989 NON-EMPLOYEE DIRECTORS' NON-QUALIFIED
                           STOCK OPTION PLAN (1999)
                             (Proxy Item Number 2)

  The Board of Directors has adopted, subject to shareholder approval, an Amended and Restated 1989 Non-Employee Directors' Non-Qualified Stock Option Plan (1999) (the "1999 Directors' Plan"). The 1999 Directors' Plan is identical to the 1989 Non-Employee Directors' Non-Qualified Stock Option Plan (the "1989 Directors' Plan") with the exception of the termination date, the number of shares of Common Stock available to be issued, the elimination of provisions for the grant of options to nominees of FMC Corporation, and the elimination of automatic grants to directors upon approval of the Plan. The aggregate number of shares of Common Stock available for issuance will be 400,000. Non-employee members of the Board of Directors of the Company will participate in the 1999 Directors' Plan ("Eligible Directors").

  The purpose of the 1999 Directors' Plan is to continue to assist the Company to attract and retain experienced and knowledgeable independent directors and to further promote the identification of such directors' interests with those of the Company's shareholders.

  The 1999 Directors' Plan will become effective on August 16, 1999 and upon approval by the shareholders and will remain in effect until August 16, 2009, unless sooner terminated by the Board of Directors.

  Each person who first becomes an Eligible Director (except any such person who is first elected a director at an annual meeting of shareholders) under the 1999 Directors' Plan, is automatically granted an option to purchase that number of shares determined by multiplying 10,000 by a fraction, the numerator of which is the number of whole months from the date of such election as a director until the date of the next annual meeting of shareholders of the Company and the denominator of which is 12. Five business days after the date of each annual meeting of shareholders of the Company, an option to purchase 10,000 shares is granted to each Eligible Director elected at such meeting.

  There are currently seven Eligible Directors for the 1999 Directors' Plan, all of whom hold options granted pursuant to the 1989 Directors' Plan. Currently, Dr. Evnin holds 105,000 options, Dr. Hamilton holds 135,000 options, Dr. Knoppers holds 145,000 options, Mr. Matricaria holds 67,500 options, Mr. Spizzirri holds 60,000 options, Dr. Steinman holds 52,400 options and Ms. Tempel holds 63,550 options under the 1989 Directors' Plan. Each of these seven directors has an interest in the approval of the 1999 Directors' Plan and may benefit as potential recipients of options to be granted thereunder if the 1999 Directors' Plan is approved by the shareholders.

  Under the terms of the 1999 Directors' Plan, the option exercise price may not be less than the closing price per share of the Company's Common Stock on the date the option is granted and the option expires under the earlier of a director ceasing to be a director (subject to extension in the case of death or removal for any reason other than for cause) or ten years from the date of grant. On March 12, 1999, the closing price per share of the Company's Common Stock on the Nasdaq National Market System was $43.50.

  Under the terms of the 1999 Directors' Plan, the price payable upon exercise of options may be paid in cash, or, in the discretion of the Board of Directors, obligations, services performed whether or not contracted for, contracts for services to be performed or any other tangible or intangible property, including shares of the Company's Common Stock which have been owned by the optionee for at least six months and have a fair market value on the date of exercise equal to the option price, or any combination thereof.

  Subject to the provisions of the 1999 Directors' Plan regarding expiration or termination of options, on the first day of the first month after the date of grant of an option, the option shall become exercisable as to two percent of the shares thereto, and on each monthly anniversary of each date of grant, the option shall become exercisable as to an additional two percent of the shares subject thereto.

  Upon the occurrence of certain events constituting a change in control of the Company, all outstanding options granted under the 1999 Directors' Plan will automatically become fully exercisable. Simultaneously with the grant of an option pursuant to the 1999 Directors' Plan, a limited stock appreciation right ("LSAR") with respect to all of the shares covered by such option shall automatically be granted. Each LSAR provides that in the event of any acceleration of the exercisability of the option which occurs more than six months after the date of grant of the LSAR, the optionee shall have the right, for a period commencing on acceleration of the exercisability of the option and terminating thirty days thereafter, to exercise the LSAR. For each share for which an LSAR is exercised, the optionee will receive an amount in cash equal to the difference between (1) the exercise price per share of the option to which the LSAR relates, and (2) the fair market value per share of the Common Stock issuable upon exercise of the option on the date the LSAR is exercised.

  A charge to the Company's earnings will be required if, under the facts and circumstances, it is likely that the LSARs will become exercisable and that optionee will exercise such rights. The charge would be measured by the difference between the then current value of the Common Stock and the exercise price of the option. The charge so accrued may be required to be adjusted based on changes in the current value of the Common Stock during any period in which the LSARs are exercisable.

  Because LSARs, if exercised, will result in cash demands on the Company, LSARs may be considered to have an adverse effect on attempts to acquire control of the Company. To the extent that the issuance of LSARs impedes such an acquisition, the 1999 Directors' Plan may serve to perpetuate the existing management of the Company.

  The Board of Directors of the Company may make any amendments to the 1999 Directors' Plan which it deems necessary or advisable, provided that the Board may seek shareholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, under the rules of any stock exchange or quotation system on which the Company's Common Stock is listed, or other applicable law or regulation.

  Federal Income Tax Consequences. The grant by the Company of an option or an option with an LSAR is not a taxable event to the optionee. Generally, an optionee recognizes ordinary income upon the exercise of the option in an amount equal to the "spread" or the excess of the fair market value of the shares on that date over the exercise price of the option. Any subsequent gain or loss on disposition of the shares will be capital gain or loss if the shares are held by the optionee for investment. If the disposition of the shares could subject the optionee to suit under Section 16(b) of the Exchange Act, the receipt of shares upon exercise of a non-qualified stock option is not taxable until the earlier of the expiration of the six-month period referred to in Section 16(b) or the first day on which the sale of such shares will not subject the optionee to suit under Section 16(b), at which time the optionee recognizes ordinary income in an amount equal to the "spread", if any, on the date of such expiration. Alternatively, the optionee may elect under Internal Revenue Code Section 83(b) to include the "spread" in his income at the time the option is exercised. Upon exercise of an LSAR, the amount of cash received is taxable to the optionee as ordinary income.

  The Company generally will be entitled to deduct any amount the optionee is required to include in ordinary income at the time such amount is so includable, provided that such amount is not deemed to be an "excess parachute payment" (i.e., a payment due upon a change of control of the Company that is in excess of reasonable compensation).

  The Board of Directors recommends that you vote to approve the adoption of the 1999 Directors' Plan.

                                OTHER BUSINESS

  The Board of Directors knows of no business that will be presented at the meeting. If any other matter is properly presented at the meeting, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

                            ADDITIONAL INFORMATION

Independent Certified Public Accountants

  KPMG LLP, independent certified public accountants, audited the consolidated financial statements of the Company for the year ended December 31, 1998. Representatives of KPMG LLP are expected to attend the 1999 annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions. The Board of Directors has selected KPMG LLP as the independent public accountants to audit the Company's consolidated financial statements for the year ending December 31, 1999.

Deadline For Shareholders' Proposals

  The Company must receive any proposal which a shareholder wishes to submit to the 2000 annual meeting of shareholders not less than 90 days nor more than 120 days prior to May 14, 2000, if the proposal is to be considered by the Board of Directors for inclusion in the proxy material for that meeting.

  A copy (without exhibits, unless otherwise requested) of the Company's Annual Report on Form 10-K for the year ending December 31, 1998 will be supplied without charge upon written request.

                                          George D. Hobbs
                                          Secretary

April 1, 1999

                                   EXHIBIT A

                                CENTOCOR, INC.
                             AMENDED AND RESTATED
      1989 NON-EMPLOYEE DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN (1999)

1. Objectives

  The objectives of this Plan are to assist Centocor, Inc. (the "Company") in attracting and retaining experienced and knowledgeable independent Directors and to further promote the identification of such Directors' interests with those of the Company's shareholders.

2. Definitions

  "Board" shall mean the Board of Directors of the Company.

  "Date of Grant" in relation to an option granted under the Plan shall mean the date as of which such option is granted pursuant to Section 5 of the Plan.

  "Director" shall mean a member of the Board who is not otherwise an employee of the Company or a Subsidiary, who has not been an employee of the Company or a Subsidiary for a period of at least one year prior to the date of grant of an option under the Plan.

  "Exercise" in respect of an option shall mean the delivery by the Optionee to the Company of (a) written notice of exercise of the option as to a specified number of Shares; and (b) payment of the option price for such Shares.

  "Initial Exercise Date" shall mean the first day of the first month after the Date of Grant of an option.

  "Optionee" shall mean a person or entity holding an option granted under the Plan which has not been exercised or surrendered and has not expired or terminated.

  "Plan" means this Amended and Restated 1989 Non-Employee Directors' Non-Qualified Stock Option Plan (1999), as it may be amended from time to time.

  "Shares" shall mean shares of common stock, par value $.01 per share, of the Company.

  "Subsidiary" shall mean a corporation at least 50% of the outstanding voting stock of which, at the time in question, is owned, directly or indirectly, by the Company.

3. Maximum Number of Shares to be Optioned and Adjustments in Optioned Shares

  The maximum number of Shares for which options may be granted hereunder is 400,000. Notwithstanding any other provisions of the Plan to the contrary, the number of Shares subject to option, the number of Shares previously optioned and not theretofore delivered and the option price per Share shall be appropriately adjusted if the number of outstanding Shares of the Company is increased or reduced by split-up, reclassification, stock dividend or the like. Shares for which options have expired or terminated or have been surrendered or canceled may again be optioned pursuant to the Plan.

4. Administration and Interpretation

  The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board may make such rules and establish such procedures as it deems appropriate for the administration of the Plan. In the event of any disagreement as to the interpretation of the Plan or any rule or procedure thereunder, the decision of the Board shall be final and binding upon all persons in interest.

5. Granting of Options

  Each person who is elected a Director after the Effective Date as defined herein (except any such person who is elected a Director at an annual meeting of shareholders) shall automatically upon such election as a Director be granted an option to purchase a fixed number of Shares, such fixed number to be determined by multiplying 10,000 by a fraction, the numerator of such fraction to be the number of whole months from the date of such election as a Director until the date of the next annual meeting of shareholders of the Company and the denominator of such fraction to be 12, provided that if such fixed number includes fractional Shares, then such fixed number shall be rounded down to the nearest whole number of Shares. Following the initial grant, five business days after the date of each annual meeting of shareholders of the Company, an option to purchase 10,000 Shares (subject to adjustment as provided in Section 3 above) shall automatically be granted to each Director elected at such meeting. Notwithstanding any other provisions of the Plan to the contrary, no option shall be granted later than ten years after the date the Plan is adopted by the Board.

6. Option Terms

  Subject to the limitation prescribed in Section 5 above, the options granted under the Plan shall be on the terms stated in Subsections 6(a) through (h) below. The Board may specify additional terms not inconsistent with the Plan by rules of general application or by specific direction in connection with a particular option or group of options.

    (a) The option price shall be 100% of the fair market value of the underlying Shares on the Date of Grant. The fair market value of Shares shall be the closing price per share of the Shares on the principal national securities exchange on which the Shares are listed or admitted to trading, or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board, which determination shall be conclusive.

    (b) Subject to the provisions herein regarding expiration or termination of options, on the Initial Exercise Date of each option, the option shall become exercisable as to 2% of the Shares subject thereto, and on each monthly anniversary of the applicable Initial Exercise Date, the option shall become exercisable as to an additional 2% of the Shares subject thereto; provided however, that no option shall become exercisable prior to the approval of the Plan by the holders of a majority of the outstanding Shares entitled to vote thereon present in person or by proxy at a duly held meeting of shareholders ("Shareholder Approval"). All options which would otherwise be exercisable prior to the date of Shareholder Approval shall become exercisable on the first monthly anniversary of the Initial Exercise Date after Shareholder Approval. No partial exercise of the option may be for less than 10 full Shares. In no event shall the Company be required to issue fractional Shares.

    (c) The option price shall be payable in money, obligations, services performed whether or not contracted for, contracts for services to be performed or any other tangible or intangible property (which, if shares of stock of the Company, shall have been owned by the Optionee for at least six months and shall have a fair market value on the date of exercise equal to the option price), or any combination thereof, to the extent permitted by Pennsylvania law. If the option price shall be payable other than in cash and/or Shares, the Board shall approve such consideration prior to exercise and reasonably determine the value of such consideration, which determination shall be conclusive.

    (d) Options granted to Directors shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Optionee's lifetime, only by him.

    (e) The option shall expire ten years after Date of Grant.

    (f) In the event that the Company is succeeded by another corporation in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the surviving or resulting corporation shall assume the outstanding options granted under the Plan or shall substitute new options for them, which shall provide that the Optionee, at the same aggregate cost, shall be entitled upon the exercise of such option to receive such securities of the surviving or resulting corporation as the Board of Directors of such corporation shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of securities to which the Optionee would have been entitled under the terms of the agreement governing the reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation as if, immediately prior to such event, the Optionee had been the holder of record of the number of Shares which were then subject to such option.

    (g) If (i) the Company enters into an agreement of reorganization, merger or consolidation pursuant to which it is not the surviving corporation,
  (ii) the Company sells substantially all of its assets or (iii) in excess of 51% of the issued and outstanding Shares are acquired by a single purchaser or group of related purchasers, in any case other than in a transaction in which the surviving corporation or the purchaser is the Company or a Subsidiary, then upon shareholder approval of any such reorganization, merger, consolidation or sale of assets or consummation of any such acquisition of Shares, all outstanding options granted under the Plan will automatically become fully exercisable, subject to the proviso to the first sentence of Subsection 6(b) above related to Shareholder Approval.

7. Limited Stock Appreciation Rights

  Simultaneously with the grant of an option hereunder, a limited stock appreciation right ("LSAR") with respect to all of the Shares covered by such option shall automatically be granted. Each LSAR shall provide that in the event of any acceleration of the exercisability of the option pursuant to Subsection 6(g) of the Plan which occurs more than six months after the date of grant of the LSAR, the Optionee shall have the right, for a period commencing on acceleration of the options and terminating thirty (30) days thereafter, to exercise the LSAR and upon such exercise shall receive from the Company, for each Share for which a LSAR is exercised, an amount in cash equal to the difference between the exercise price per Share of the option to which the LSAR relates and the fair market value of the Shares issuable upon exercise of such option on the date the LSAR is exercised. When a LSAR is exercised, the option to which it relates will cease to be exercisable to the extent of the number of Shares with respect to which the LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of Shares for which options may be granted hereunder.

8. Exercise Rights upon Ceasing to be a Director

  All options held by an Optionee who is a Director shall terminate and may not be exercised if the Optionee ceases to be a Director of the Company, except that (i) if the Optionee dies while a Director of the Company, his options may be exercised at any time within twelve (12) months following his death (subject to the limitation prescribed in Subsection 6(e) above and to the proviso to the first sentence of Subsection 6(b) above) by the person or persons to whom his rights under the options shall pass by will or by the laws of descent or distribution, but only to the extent that the options were exercisable by the Optionee on the date of his death without regard to the proviso to the first sentence of Subsection 6(b) above and (ii) if the Optionee ceases to be a Director for any reason other than death or removal for cause, subject to the terms and conditions hereof, the Optionee may exercise any options granted hereunder for a period not to exceed six (6) months after the date on which he ceases to be a Director (subject to the limitation prescribed in Subsection 6(e) above and to the proviso to the first sentence of Subsection 6(b) above), but only to the extent that the options were exercisable by the Optionee on the date on which he ceased to be a Director without regard to the proviso to the first sentence to Subsection 6(b) above. To the extent options are not exercised during such twelve-month or six-month period (as the case may be), they shall expire at the end of such period.

9. Additional Requirements

  Upon the exercise of an option granted hereunder the Board may require the Optionee or such other person exercising the option to deliver the following:

    (a) A written statement that the Optionee (or such other person) is purchasing the Shares for investment and not with a view toward their distribution or sale and will not sell or transfer any Shares received upon the exercise of the option except in accordance with the Securities Act of 1933, as amended, and applicable state securities laws;

    (b) Evidence reasonably satisfactory to the Company that, at the time of exercise, the Optionee (or such other person) meets such other requirements as the Board may determine; and

    (c) Evidence reasonably satisfactory to the Company that, at the time of exercise, the exercise of the option by the Optionee (or such other person) and the delivery of Shares upon exercise by the Company comply with all applicable Federal and state securities laws.

10. Common Stock Subject to Option

  The Shares issuable upon exercise of options granted hereunder may be unissued shares or treasury shares, including shares bought on the open market. The Company at all times during the term of the Plan shall reserve for issuance the number of Shares issuable upon exercise of options granted hereunder.

11. Compliance with Governmental and Other Regulations

  The Company will not be obligated to issue and sell Shares issued pursuant to options granted hereunder if, in the opinion of its counsel, such issuance and sale would violate any applicable Federal or state securities laws. The Company will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell Shares issuable upon exercise of any option granted hereunder. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares upon exercise of an option granted hereunder shall relieve the Company from any liability for failure to issue and sell such Shares until the time when such authority is obtained or is obtainable.

12. Nonassignment of Options

  Except as otherwise provided in Subsection 6(d) hereof, any option granted hereunder and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option, rights or privileges contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right or privilege, such option and the rights and privileges conferred hereby shall immediately terminate.

13. Rights of Optionee in Stock

  Neither any Optionee nor the legal representatives, heirs, legatees, distributees, successors or permitted assigns of any Optionee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares issuable upon exercise of an option granted hereunder unless and until such Shares are issued to it, him or them and such entity, person or persons have received a certificate or certificates therefor.

14. Delivery of Shares Issued Pursuant to Option

  Subject to the other terms and conditions of the Plan, upon the exercise of an option granted hereunder, the Company shall sell to the Optionee the Shares with respect to which the option has been exercised.

15. Withholding of Applicable Taxes

  The Company shall have the right to reduce the number of Shares otherwise required to be issued upon exercise of an option granted hereunder by an amount which would have a fair market value on the date of such exercise equal to all Federal, state, city or other taxes as shall be required to be withheld by the Company pursuant to any statute or other governmental regulation or ruling. In connection with such withholding, the Company may make any such arrangements as are consistent with the Plan as it may deem appropriate.

16. Plan and Options Not to Affect Directorship

  Neither the Plan nor any option granted hereunder shall confer upon any individual any right to continue as a Director.

17. Amendment of Plan

  The Board may make any amendments to the Plan which it deems necessary or advisable, provided that the Board may seek shareholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Company's stock is listed or other applicable law or regulation.

18. Notices

  Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, postage prepaid, addressed to the Company, 200 Great Valley Parkway, Malvern, Pennsylvania 19355, and to the Optionee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

19. Successors

  The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

20. Severability

  If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

21. Termination of the Plan

  The Board may terminate the Plan at any time; otherwise the Plan shall terminate on August 16, 2009. Termination of the Plan shall not deprive Optionees of their rights under previously granted options.

22. Effective Date of Plan

  The Plan shall become effective on August 16, 1999 (the "Effective Date"), but the grant of any option hereunder is subject to the express condition that within 12 months after the date on which the Plan is approved by the Board, the holders of a majority of the outstanding Shares present, or represented, and entitled to vote thereon shall have approved the Plan at a duly held meeting of the shareholders of the Company.

  0904-PS-99

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                                CENTOCOR, INC.

                                  Malvern, PA

Proxy Solicited on behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders to be held May 14, 1999

        The undersigned hereby appoints David P. Holveck and George D. Hobbs, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of Centocor, Inc. to be held on Friday, May 14, 1999, at 10:00 a.m., and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon, and in their discretion upon such other business as may arise during the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

        It is agreed that unless otherwise marked on the reverse side, said attorneys and proxies are appointed with authority to vote FOR the election of directors and the other matters proposed.

                (PLEASE FILL IN, SIGN AND DATE THIS PROXY CARD
                  ON THE REVERSE SIDE AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE)
+-------------+                                                  +-------------+
| SEE REVERSE |                                                  | SEE REVERSE |
|    SIDE     |                                                  |    SIDE     |
+-------------+                                                  +-------------+

    Please mark                                                                                                          --------+
[X] votes as in                                                                                                                  |
    this example                                                                                                                 |

1. Election of Directors.
                                                                                                       FOR    AGAINST   ABSTAIN
   Nominees: Anthony B. Evnin, William F. Hamilton,             2. Adoption of the Amended and         [_]      [_]       [_]
             David P. Holveck, Antonie T. Knoppers,                Restated 1989 Non Employee
             Ronald A. Matricaria, Hubert J.P. Schoemaker,         Directors' Non-Qualified Stock
             Joseph C. Scodari, Richard D. Spizzirri,              Option Plan (1999).
             Lawrence Steinman and Jean C. Tempel
              FOR                        WITHHELD
              ALL  [_]                [_]FROM ALL
            NOMINEES                     NOMINEES

[_] _____________________________________________
     For all nominees except as noted above
                                                                   MARK HERE IF YOU PLAN TO ATTEND THE MEETING ON
                                                                   MAY 14, 1999.                                    [_]

                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.   [_]

                                                                   Signature should be the same as the name printed hereon.
                                                                   Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their title when signing.


                                                              Signature:__________________________________ Date:________________